UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

October 21, 2015

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388	45-2808694
(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road

Corona, CA 92882

(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2015, we entered into a Binding Letter of Intent (the “LOI”) with SM Funding Group, Inc. (“SM Funding”), W-Net Fund I, L.P., and Steve Saleen, pursuant to which the parties agreed to the terms of certain financing transactions with our company.

Under the terms of the LOI, our company and SM Funding will enter into a definitive purchase agreement whereby SM Funding or its affiliates will purchase from our company senior convertible secured notes (the “Senior Notes”) in the aggregate amount of up to $2,000,000, but not less than $1,000,000, with an initial advance of $1,000,000 (including funds previously advanced by SM Funding for our benefit) occurring within 7 business days after the execution of the LOI. As of October 27, 2015, we have received aggregate advances of approximately $600,000 under the LOI that will be evidenced by Senior Notes. The Senior Notes will have a term of 12 months, bear interest at a rate of 12% per annum, and will be, at the holder’s option, convertible into shares of preferred stock (“Preferred Stock”), to be issued by us in the Offering described below. The Senior Notes will be secured by all of our assets and will be senior to our outstanding debt held by the subordinated creditors party to the Subordination Agreement referred to below (such subordinated creditors, the “Existing Lenders”). Until we enter into definitive agreements for the initial closing of the Secured Notes financing, we have agreed not to engage in extraordinary transactions without SM Funding’s prior consent.

Pursuant to the LOI, we also agreed to issue to SM Funding or its affiliates, for each $1,000,000 of principal funded under the Senior Notes, (i) one Black Label Mustang or acceptable equivalent, and (ii) $200,000 of Preferred Stock upon the closing of the Offering, provided that such issuance of Preferred Stock will not increase the aggregate percentage of beneficial ownership of our company allocated under the LOI to SM Funding, its affiliates and other investors in the Offering, as a group (collectively, the “SM Funding Group”), upon the consummation of the Offering.

Concurrent with our entry into the LOI, we entered into a Subordination Agreement with SM Funding and the Existing Lenders to memorialize the senior position of the Senior Notes relative to the notes held by the Existing Lenders.

Under the terms of the LOI, our company will also offer to SM Funding or its affiliates that are accredited investors, in a private placement, up to $10,000,000 (the “Target Amount”) of Preferred Stock (the “Offering”), provided that the Offering may close for minimum proceeds of $8,000,000 (the “Minimum Amount”), including the conversion of the principal and interest under the Senior Notes. SM Funding may elect to purchase the difference between the Target Amount and the Minimum Amount through the issuance to us of a one-year promissory note bearing interest at a rate of 5% per annum. Following completion of the Offering, each SM Funding investor will receive perquisites, in the form of a company-manufactured vehicle designed by our company, provided that such investor invests a minimum amount to be mutually determined by our company and SM Funding.

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At the closing of the Offering, we will obtain and maintain, for a period of no less than 5 years from the date of the closing of the Offering, a $15,000,000 key man life insurance policy on Steve Saleen, which shall irrevocably name SM Funding as the beneficiary thereof. Proceeds of the policy in excess of $10,000,000 would be delivered to our company.

We will also pay consulting fees to Cyrano Group Inc., an affiliate of SM Funding, in the amount of $25,000 per month for a period of not less than 24 months following the closing of the Offering at the Minimum Amount.

The transactions contemplated under the LOI are subject to customary conditions to closing, including, without limitation, completion of due diligence by SM Funding to its satisfaction.

In connection with the Offering we will enter into a registration rights agreement with the investors in the Offering whereby we will undertake, promptly following the closing of the Offering, to file a registration statement registering the shares of our common stock underlying the shares of Preferred Stock sold in the Offering, subject to the requirements of Rule 415 promulgated under the Securities Act of 1933, as amended.

In connection with the Offering, the outstanding principal and accrued interest under the notes held by the Existing Lenders will automatically convert into shares of Preferred Stock upon the closing of the Offering for the Minimum Amount in a manner consistent with the post-Offering capitalization outlined in the LOI.

Pursuant to the LOI, upon completion of the Offering at the Target Amount, the SM Funding Group will collectively beneficially own 60.9% of our company (including shares of Preferred Stock issuable to SM Funding for each $1,000,000 or principal funded under the Senior Notes as set forth above), the Existing Lenders will beneficially own 26.1% of our company (pursuant to the conversion of their notes into shares of Preferred Stock), Steve Saleen will beneficially own 10% of our company (excluding a warrant to purchase 5% of our outstanding shares of common stock), and all other stockholders will beneficially own 3% of our company. The definitive agreements will require us to file an amendment to our Articles of Incorporation, within a reasonable amount of time after the closing of the Offering, to increase our authorized shares of common stock to an amount sufficient to allow the conversion of all issued shares of Preferred Stock into Common Stock.

Following execution of the LOI, SM Funding will have a period of 45 days (on an exclusive basis) to complete the financing under the Senior Notes. Following completion of such financing, SM funding will have a period of 90 days (on an exclusive basis) to complete the Offering. During each exclusivity period, we are prohibited from, directly or indirectly, soliciting or entertaining offers from, negotiating with or in any manner encouraging, discussing, accepting or considering any proposal of any other person relating to any type of financing transaction, or selling, disposing of or hypothecating any of our subsidiaries, their assets or businesses, in whole or in part, whether through direct purchase, merger, consolidation or other business combination (other than sales of inventory in the ordinary course) without SM Funding’s prior written approval.

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The LOI may be terminated by mutual written consent of our company and SM Funding, upon written notice from SM Funding that the results of its due diligence investigation are not satisfactory, or upon written notice by any party to the other parties if the financing under the Senior Notes in the amount of at least $1,000,000 has not been completed within 7 business days following the execution of the LOI. Upon termination of the LOI the parties will have no further obligations under the LOI, except for confidentiality and disclosure obligations set forth in the LOI.

Except for the transactions under the agreements described above and the purchase by the Existing Lenders of notes issued by us, the terms of which have been previously disclosed, none of the other parties had any material relationship with us.

The foregoing is a summary of the terms of the LOI, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the LOI, which has been filed as an exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted above, to date we have borrowed $600,000 from SM Funding pursuant to the LOI on the terms described above, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Binding Letter of Intent executed October 21, 2015, among Saleen Automotive, Inc., SM Funding Group, Inc., W-Net Fund I, L.P., and Steven Saleen.

10.2	Subordination Agreement dated October 21, 2015, among W-Net Fund I, L.P., other holders of Saleen Automotive, Inc.’s secured debt, Saleen Automotive, Inc. and SM Funding Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: October 27, 2015	By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer

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